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Exhibit 23.9

CONSENT OF WACHOVIA CAPITAL MARKETS, LLC

        We hereby consent to the inclusion of our opinion letter, dated May 13, 2003, to the Board of Directors of Crown, as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Pennsylvania Real Estate Investment Trust and Crown American Realty Trust and to the references to us and our opinion letter in that document under the captions "Summary—Fairness Opinions—Crown" and "The Merger—Opinion of Wachovia Securities." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder (the "Securities Act"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.

WACHOVIA CAPITAL MARKETS, LLC
Date: August 12, 2003	By:	/s/ WILLIAM T. WHAMOND
	Name:	William T. Whamond
	Title:	Managing Director

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  Exhibit 23.9
CONSENT OF WACHOVIA CAPITAL MARKETS, LLC